Exhibit 10.2

February 2006 Stock Option Grants

The following table lists the number of shares of our common stock for which a purchase option was granted on February 21, 2006, to each of our named executive officers pursuant to the terms of our Omnibus Stock Ownership and Long Term Incentive Plan, together with the exercise price, term and vesting schedule of each option.

Name and Title	Number of Shares	Exercise Price Per Share	Option Term	Vesting Schedule
Arthur H. Keeney III President and Chief Executive Officer	8,954	$28.52	10 years	Becomes exercisable as to one-third of the shares each February 21, beginning 02/21/07

J. Dorson White Executive Vice President and Chief Operating Officer	4,952	$28.52	10 years	Becomes exercisable as to one-third of the shares each February 21, beginning 02/21/09

William F. Plyler, II Senior Vice President and Chief Credit Officer	2,562	$28.52	10 years	Becomes exercisable as to one-third of the shares each February 21, beginning 02/21/09

Gary M. Adams Senior Vice President and Chief Financial Officer	1,619	$28.52	10 years	Becomes exercisable as to one-third of the shares each February 21, beginning 02/21/09